Cyber Defense's Techsphere and Licensee 21st Century Airships Announce New Innovations and Good Standing Under License Agreements

ST. PETERSBURG, FL and ATLANTA, GA, Dec 18, 2006 (MARKET WIRE via COMTEX) -- Cyber Defense Systems, Inc. (OTCBB: CYDF), a designer and developer of next-generation unmanned aerial vehicles (UAVs), is pleased to announce that its wholly owned subsidiary, Techsphere Systems International, Inc. ("TSI"), a designer and manufacture of airships, is in good standing under the 21st Century Airship, Inc. License Agreements and continues to test new airship design and propulsion systems under its exclusive license with 21st Century.

Many of these innovations will be incorporated into 21st Century's current and prototype airships that should allow for enhanced maneuverability from hover to dash speeds. This will also allow for minimal ground crew operation for take-offs and landing. Hokan Colting, CEO of 21st Century Airships Inc., said that he looks forward to piloting their R&D airship for test flights later in the year. One of the design features call for the pilot/passenger gondola to be easily removed and replaced with a payload bay for unmanned operations.

Mike Lawson, President of Techsphere, stated, "Through the 'Crawl, Walk, Run' strategy, risk developing and testing critical technologies can be managed by attacking the problem one system at a time. Using this concept TSI and 21st Century continue to develop innovations that could be the future of airship propulsion and operating systems."

Billy Robinson, CEO of Cyber Defense, stated, "This ongoing relationship allows Techsphere to incorporate these new innovations utilizing 21st Century Airship's research and development."

About 21st Century Airships, Inc.

21st Century Airships Inc., located in Newmarket, Ontario, Canada is a Research and Development company for lighter-than-air crafts. Founded in 1988, its objective is to improve traditional airship technology and develop modern airships for various applications. The company's R&D activities have resulted in a considerable number of significant inventions and patents. http://www.21stcenturyairships.com

About Cyber Defense Systems

Cyber Defense Systems, Inc. (OTCBB: CYDF) is designing and building a new generation of UAV's. Cyber Defense is currently marketing airships and their CyberBug(TM) UAV's to various branches of the U.S. government and U.S. allies as multi-use platform vehicles capable of deployment in surveillance and communication operations. http://www.cduav.com.

Techsphere Systems International, Inc. ("TSI") is a wholly owned subsidiary of Cyber Defense. TSI, located in Columbus, GA, is a manufacturer of low and mid altitude airships. Together with their teaming companies, Techsphere designs and builds unique airship platforms for use in many areas including surveillance, the military and wireless communications. The current SA 60 spherical airship design holds the world altitude record at over 20,000 feet. http://www.techsphere.us

Forward-Looking Statements:

This release contains statements that constitute forward-looking statements. These statements appear in a number of places in this release and include all statements that are not statements of historical fact regarding the intent, belief or current expectations of the Company, its directors or its officers with respect to, among other things: (i) the Company's financing plans; (ii) trends affecting the Company's financial condition or results of operations; (iii) the Company's growth strategy and operating strategy; and (iv) the declaration and payment of dividends. The words "may," "would," "will," "expect," "estimate," "anticipate," "believe," "intend," and similar expressions and variations thereof are intended to identify forward-looking statements. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, many of which are beyond the Company's ability to control and those actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Contact:

21st Century Airships, Inc.
Hokan Colting
905-898-6274
http://www.21stcenturyairships.com

Cyber Defense Systems, Inc.
Techsphere Systems International, Inc.
Billy Robinson
727-577-0878
billy@cduav.com

Osprey Partners
Mike Mulshine
Office: 732-292-0982
osprey57@optonline.net